UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER PETER B. BARTHOLOW PAMELA D. BUNDY RICHARD H. SINKFIELD III
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of slate of its highly-qualified director nominees at the 2022 annual meeting of shareholders of Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”).

Item 1: On October 29, 2021, Driver wrote a letter to the Company’s Board of Directors (the “Board”), which is referenced in the press release in Item 4 and is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On November 1, 2021, Driver wrote a letter to the Board, which is referenced in the press release in Item 4 and is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 3: On November 8, 2021, Driver wrote a letter to Mr. Harris Wildstein, the Chair of the Board’s Nominating Committee, which is referenced in the press release in Item 4 and is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 4: On December 9, 2021, Driver issued the following press release:

Driver Management Nominates Three Highly-Qualified, Independent Candidates for Election to Republic First Bancorp’s Board of Directors

Calls for Meaningful, Shareholder-Driven Change in Republic First Bancorp’s Boardroom

Introduces a Diverse Slate of Candidates with the Right Mix of Banking Sector Experience, Capital Markets Acumen and Corporate Governance Knowhow

NEW YORK--(BUSINESS WIRE)--Driver Management Company LLC (together with its affiliates, “Driver” or “we”), a sizable shareholder of Republic First Bancorp, Inc. (NASDAQ: FRBK) (“Republic First Bancorp” or the “Company”), today issued a statement regarding its decision to nominate three highly-qualified and independent candidates for election to the Company's Board of Directors (the "Board") at the 2022 Annual Meeting of Shareholders (the "Annual Meeting").

Abbott Cooper, Driver’s founder and managing member, commented:

“Like many shareholders, we are concerned with Republic First Bancorp’s decision to pursue a highly dilutive capital raise to support its flawed business model. To be completely blunt, we saw what happened at Metro Bank plc and hope to avoid a similar outcome at Republic First Bancorp. It is abundantly clear to us that Vernon Hill, the Company’s Chairman and CEO, is intent on pursuing a business plan that we think is highly likely to continue to destroy shareholder value and that the Board is unwilling or unable to oversee Mr. Hill, despite the obvious damage previous capital raises caused shareholders.

We are confident that Mr. Hill’s tenure at Metro, relationships with bank regulators and decades-long track record of related party transactions are, by now, well known to bank investors. While Mr. Hill in many ways revolutionized retail banking, we view his fanatical, inflexible and intransigent commitment to a business model that has failed to adapt to current market dynamics and economic conditions as neither in the best interests of the Company, nor its shareholders. Given the current Board’s apparent unwillingness to halt what looks like Mr. Hill’s inexorable march down the path of shareholder value destruction, we recently nominated three highly-qualified and independent candidates – Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III – for election to the Board at next year’s Annual Meeting. We believe that our diverse slate possesses the right mix of banking experience, capital markets acumen and corporate governance knowhow. It is time to reset the balance of power and restore credibility atop Republic First Bancorp.”

To read Driver’s letters to Republic First Bancorp’s Board, visit www.DriverManagementCompany.com.

Peter B. Bartholow Biography
Peter B. Bartholow has extensive knowledge of capital markets, mergers and acquisitions and the U.S. banking sector. Mr. Bartholow formerly served as Chief Operating Officer and Chief Financial Officer of Texas Capital Bancshares, Inc. (NASDAQ: TCBI), and as Chief Financial Officer of First USA, Inc. (formerly NYSE: FUS). Mr. Bartholow holds a Master of Business Administration from the University of Texas and a Bachelor of Arts from Vanderbilt University.

Pamela D. Bundy Biography
Pamela D. Bundy possesses significant real estate and development expertise. Ms. Bundy is currently the Chief Executive Officer and President of Bundy Development Corporation. Ms. Bundy currently serves on the board of directors of the District of Columbia Building Industry Association and the Lowe Economic Development Company. She previously served on the Capital One Advisory board of directors. Ms. Bundy holds a Bachelor of Arts from Lincoln University and completed Harvard Business School's Executive Owner/President Management Program.

Richard H. Sinkfield III Biography
Richard H. Sinkfield III is a corporate governance expert with extensive experience in mergers and acquisitions and securities law. Mr. Sinkfield currently serves as Chief Legal Officer and Chief Ethics and Compliance Officer at Laureate Education, Inc. (NASDAQ: LAUR). He previously held roles at leading law firms Sidley Austin LLP and Akin Gump Strauss Hauer & Feld LLP. Mr. Sinkfield holds a Bachelor of Science from Georgetown University and a Juris Doctor from Harvard Law School.

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About Driver Management Company

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value. For information, visit www.drivermanagementcompany.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Republic First Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 668,842 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 339,335 shares of Common Stock. As the investment advisor of certain managed accounts (the “Managed Accounts”), Driver Management may be deemed to beneficially own 310,575 shares of Common Stock (consisting of shares of Common Stock held in the Managed Accounts). Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity and held in the Managed Accounts. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity and held in the Managed Accounts. As of the date hereof, Mr. Bartholow directly beneficially owns 6,000 shares of Common Stock. As of the date hereof, Ms. Bundy directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Sinkfield directly beneficially owns 2,932 shares of Common Stock.

Contact

MKA
Charlotte Kiaie / Bela Kirpalani, 646-386-0091
driver@mkacomms.com